Exhibit 8.2

To the Board of Managers

of Orion Engineered Carbons S.à r.l.

15, rue Edward Steichen

L-2540 Luxembourg

Grand Duchy of Luxembourg

Luxembourg, [***] 2014

Your ref. : /

Our ref. : 57224/ #11335779

Laurent.schummer@arendt.com

Tel. : (352) 40 78 78-7710

Fax : (352) 40 78 04-880

Orion Engineered Carbons S.à r.l. – F1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Orion Engineered Carbons S.à r.l., a société à responsabilité limitée, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 160 558, (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the US Securities Act of 1933, as amended, relating to the offering by the Selling Shareholders (as this term is defined in the Registration Statement) of [***] common shares (the “Firm Shares”), and up to additional [***] common shares (the “Additional Shares” and, together with the Firm Shares, the “Offered Shares”) of the Company, each with no par value.

We hereby confirm that the discussion set forth under the caption “Certain Taxation Considerations – Luxembourg Taxation of Common Shares”, in the prospectus of the Company with respect to the shares of the Company, which is part of the Company’s Registration Statement filed on this date, is our opinion.

For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Validity of Common Shares” and “Certain Taxation Considerations” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

Very truly yours,

Arendt & Medernach

By Laurent Schummer